UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 27, 2006
KLA-Tencor Corporation
(Exact name of registrant as specified in its charter)
000-09992
(Commission File Number)

Delaware (State or other jurisdiction of incorporation)	04-2564110 (I.R.S. Employer Identification No.)
160 Rio Robles
San Jose, California
95134
(Address of principal executive offices, with zip code)
(408) 875-3000
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition
     On April 27, 2006, KLA-Tencor Corporation issued a press release regarding its financial results for the quarter ended March 31, 2006. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.
Use of Non-GAAP Financial Information
To supplement KLA-Tencor Corporation’s consolidated financial statements presented in accordance with GAAP, KLA-Tencor Corporation uses non-GAAP measures of certain components of financial performance, including net income and earnings per diluted share, which are adjusted from results based on GAAP to exclude certain expenses and charges. The presentation of non-GAAP financial results is not meant to be considered in isolation or as a substitute for, or superior to, GAAP results. Investors should be aware that non-GAAP measures have inherent material limitations as an analytical tool and should be read only in conjunction with the Company’s consolidated financial statements prepared in accordance with GAAP. These non-GAAP financial measures may also be different from non-GAAP financial measures used by other companies. These non-GAAP adjustments are provided to enhance the user’s overall understanding of KLA-Tencor Corporation’s current financial performance and its prospects for the future. Further, these non-GAAP results are one of the primary indicators management uses for planning and forecasting in future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for results prepared in accordance with accounting principles generally accepted in the United States.
The information in this Form 8-K and the exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.
Item 9.01 Financial Statements and Exhibits.
     (c) Exhibits.

Exhibit	Description
99.1	Press Release issued by KLA-Tencor Corporation dated April 27, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KLA-TENCOR CORPORATION
Date: April 27, 2006	By:	/s/ John H. Kispert
John H. Kispert
President and Chief Operating Officer

INDEX TO EXHIBITS

Exhibit	Description
99.1	Press Release issued by KLA-Tencor Corporation dated April 27 2006.